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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-79353 and No. 333-32700) pertaining to the 1996 Stock Option Plan, the 1999 Stock Incentive Plan, the Employee Stock Purchase Plan and the Foreign Subsidiary Employee Stock Purchase Plan of pcOrder.com, Inc. of our report dated January 25, 2000, with respect to the financial statements of pcOrder.com, Inc. included in the annual report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Austin, Texas
March 28, 2000